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                                                                 Exhibit 1.A.5.n



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PROVIDENT MUTUAL LIFE INSURANCE COMPANY                                                                 SUPPLEMENTAL APPLICATION FOR
PROVIDENTMUTUAL LIFE AND ANNUITY COMPANY OF AMERICA                                                          LONG TERM CARE BENEFITS

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Proposed Insured's Name (Must be same as Insured on Base Policy):               Date of Birth:               Social Security Number:


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1.   SUPPLEMENTAL HEALTH QUESTIONS (If "Yes," give dates and details in Remarks.)

     a. Within the past 90 days has the Proposed Insured used mechanical devices, such as: a wheelchair,
        walker, crutches, hospital bed, dialysis machine, oxygen, or stairlift?................................   [ ] Yes   [ ] No

     b. Within the past 90 days has the Proposed Insured needed or received help in doing any of the following: bathing; eating; dressing; toileting; transferring from bed to chair; maintaining bowel
        and/or bladder control?................................................................................   [ ] Yes   [ ] No

     Does the Proposed Insured currently have, or has the Proposed Insured ever had, a diagnosis for or symptoms of:
     c. Alzheimer's disease, dementia, or organic brain syndrome?..............................................   [ ] Yes   [ ] No
     d. Multiple sclerosis, muscular dystrophy, ALS (Lou Gehrig's Disease) or Parkinson's Disease?.............   [ ] Yes   [ ] No

     REMARKS:





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2.   LONG TERM CARE ACCELERATION BENEFIT RIDER PERCENT ELECTION (REQUIRED)                               [ ]  2% (50 month duration)
     This rider provides for a maximum monthly benefit equal to 2 or 4 percent of the death benefit.     [ ]  4% (25 month duration)
     Please choose the percent to be used with this rider election
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3.   EXTENDED INSURANCE BENEFIT RIDER ELECTION (OPTIONAL)

     You may also elect the Extended Insurance Benefit rider, which provides for an extension of the long term care benefits after the Long Term Care
     Acceleration Benefits are exhausted. If you would like to elect this rider, you must choose either fixed duration (the same duration elected above for
     the Long Term Care Acceleration Benefit rider) or lifetime coverage.                           [ ]  Fixed Duration
                                                                                                         Lifetime


     EXTENDED INSURANCE BENEFIT RIDER OPTIONS (OPTIONAL)

     There are two options available with the Extended Insurance Benefit Rider.
     You may select 5% inflation protection and/or the nonforfeiture option.
     Please check either one or both of these options if you wish to add them to                    [ ]  5% Inflation option
     the Extended Insurance Benefit Rider.                                                               Nonforfeiture option


4.   OTHER COVERAGE AND REPLACEMENT

     a. Does the Proposed Insured have any other long term care insurance policies, certificates, or riders in force (including health care service contracts or health maintenance
        organizations contracts)?..............................................................................   [ ] Yes   [ ] No

        If Yes, please list all in the space provided below:

                                                                Amount of                  Length of             Is this Coverage
                      Company                                   Coverage                   Coverage                being replaced?

        ---------------------------------------         -------------------------    -------------------          [ ] Yes   [ ] No

        ---------------------------------------         -------------------------    -------------------          [ ] Yes   [ ] No

        ---------------------------------------         -------------------------    -------------------          [ ] Yes   [ ] No


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
     b. Has the Proposed Insured had any other long term care policies, certificates, or riders
        in force during the last twelve months, other than those listed above? ................................   [ ] Yes   [ ] No
             If Yes, with what company?
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             If that policy lapsed, when did it lapse?
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        Give any additional details in the Remarks section below.

     c. Is the Proposed Insured covered by Medicaid? ..........................................................   [ ] Yes   [ ] No


     d. Does the Proposed Insured intend to replace any current medical or health insurance with this rider?...   [ ] Yes   [ ] No
        If Yes, give details in question 4a. above.

     e. Has the Proposed Insured ever been rated or declined for long term care coverage? .....................   [ ] Yes   [ ] No
        If Yes, give details in the Remarks section below.

        REMARKS:




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5.   ADDITIONAL NOTIFICATION (REQUIRED)

     In order to make every effort to keep your policy in force, you (the applicant) must designate an individual, other than the
     Owner or Payor, who will receive notices of lapse or termination. (Please Print)

     Full Name
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     Home Address
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     City                                                                            State                     Zip
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6.   SIGNATURES:
     CAUTION:       IF YOUR ANSWERS ON THIS APPLICATION ARE INCORRECT OR UNTRUE, WE HAVE THE RIGHT TO DENY BENEFITS OR RESCIND YOUR
                    RIDER.

     I have reviewed the outline of coverage (if applying for Extended Insurance Benefit Rider) that compare the benefits and premiums of that rider with and without inflation protection. Unless noted above, I reject inflation protection. I have received a copy of the Long Term Care Shopper's Guide.


Signed at                                                                        on
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                                  City and State                                                  Month, Day, Year


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                     Proposed Insured's Signature


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   Applicant's or Owner's Signature(s), if other than Proposed Insured                 Relationship to Proposed Insured
              (Must be the same Owner as the base policy)


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                        Agent's Name (Print)                                                   Agent's Signature


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